                                                                   EXHIBIT 99.6b

                                     FORM OF

                              MANAGEMENT AGREEMENT

     THIS  MANAGEMENT  AGREEMENT  ("Agreement")  is made as of the  31st  day of
March,  2006, by and between AMERICAN CENTURY  INVESTMENT TRUST, a Massachusetts
business  trust  (hereinafter  called  the  "Company"),   and  AMERICAN  CENTURY
INVESTMENT  MANAGEMENT,  INC., a Delaware  corporation  (hereinafter  called the
"Investment Manager").

     WHEREAS, the Investment Manager is registered as an investment advisor with the Securities and Exchange Commission;

     WHEREAS,  the Company is  registered as an open-end  management  investment company  under  the 1940 Act of 1940,  as  amended  (the  "1940  Act"),  and has registered  its shares for public  offering under the Securities Act of 1933, as amended; and

     WHEREAS,  the Company is authorized to create separate funds, each with its own  separate  investment  portfolio  of  which  the  beneficial  interests  are represented by a separate series of shares of the Company, including those Funds listed on Schedule A hereto.

     NOW,  THEREFORE,  IN  CONSIDERATION  of the mutual  promises and agreements herein contained, the parties agree as follows:

1.   INVESTMENT MANAGEMENT SERVICES.  The Investment Manager shall supervise the investments of each series of shares set forth on Schedule B as of the date hereof,  and such  subsequent  series of shares as the Company shall select the Investment Manager to manage. In such capacity,  the Investment Manager shall  maintain  a  continuous  investment  program  for each such  series, determine what securities shall be purchased or sold by each series, secure and evaluate such  information as it deems proper and take whatever  action is necessary or convenient to perform its functions,  including the placing of purchase and sale orders.

2.   COMPLIANCE  WITH LAWS. All functions  undertaken by the Investment  Manager hereunder  shall at all times  conform to, and be in accordance  with,  any requirements imposed by:

     (a)  the 1940 Act and any rules and regulations promulgated thereunder;

     (b)  any other applicable provisions of law;

     (c)  the Declaration of Trust of the Company as amended from time to time;

     (d)  the By-Laws of the Company as amended from time to time;

     (e)  the Multiple Class Plan; and

     (f)  the registration  statement(s) of the Company, as amended from time to time, filed under the Securities Act of 1933 and the 1940 Act.

3.   BOARD  SUPERVISION.  All  of the  functions  undertaken  by the  Investment
     Manager  hereunder  shall at all times be subject to the  direction  of the
     Board of Trustees (collectively, the "Board of Directors", and each Trustee individually a "Director") of the Company, its executive committee,

                                                                          Page 1

     or any  committee or officers of the Company  acting under the authority of the Board of Directors.

4.   PAYMENT OF EXPENSES. The Investment Manager will pay all of the expenses of each series of the  Company's  shares set forth on Schedule B that it shall manage,  other  than  interest,  taxes,  brokerage  commissions,  portfolio insurance, extraordinary expenses, the fees and expenses of those Directors who are not  "interested  persons" as defined in the 1940 Act  (hereinafter referred to as the "Independent  Directors")  (including counsel fees), and expenses incurred in connection with the provision of shareholder  services and distribution services under a plan adopted pursuant to Rule 12b-1 under the 1940 Act.  The  Investment  Manager  will  provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the  Company's  shares set forth on Schedule B that the  Investment  Manager shall manage,  including but not limited to office space, office furniture,  fixtures and equipment, office supplies, computer
     hardware  and  software  and  salaried  and  hourly  paid  personnel.   The
     Investment  Manager may at its expense  employ others to provide all or any part of such facilities and personnel.

5.   ACCOUNT FEES.  The Board of Directors  may impose fees for various  account services,  proceeds of which may be remitted to the appropriate Fund or the
     Investment  Manager at the discretion of the Board. At least 60 days' prior written  notice  of the  intent  to  impose  such  fee must be given to the shareholders of the affected series.

6.   MANAGEMENT FEES.

     (a)  In consideration of the services  provided by the Investment  Manager, each class of a series of shares of the  Company set forth on Schedule
          B  shall  pay to the  Investment  Manager  a  management  fee  that is calculated  as  described  in this  Section 6 using the fee  schedules described herein.

     (b)  Definitions

          (1)  An  "INVESTMENT   TEAM"  is  the  Portfolio   Managers  that  the
               Investment Manager has designated to manage a given portfolio.

          (2)  An   "INVESTMENT   STRATEGY"  is  the   processes   and  policies
               implemented by the  Investment  Manager for pursuing a particular investment objective managed by an Investment Team.

          (3)  A "PRIMARY STRATEGY  PORTFOLIO" is each series of the Company, as well as any  other  series  of any  other  registered  investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services,  Inc.
               serves as the distributor;  provided,  however, that a registered investment  company  that invests its assets  exclusively  in the shares of other  registered  investment  companies shall not be a
               Primary   Strategy   Portfolio.   Any  exceptions  to  the  above
               requirements  shall be approved by the Board of  Directors of the
               Company

          (4)  A "SECONDARY  STRATEGY  PORTFOLIO" is another  account managed by the  Investment  Manager  that is managed by the same  Investment
               Team as that  assigned to manage any Primary  Strategy  Portfolio that shares the same board of  directors  or

                                                                          Page 2

               board  of  trustees  as  the  Company.  Any  exceptions  to  this requirement  shall be approved by the Board of  Directors  of the
               Company

          (5)  An "INVESTMENT CATEGORY" for a series of the Company is the group to which  the  series  is  assigned  for  determining  the  first component of its management fee. Each Primary Strategy  Portfolio is assigned to one of the three Investment  Categories  indicated
               below. The Investment Category  assignments for the series of the
               Company  appear in  Schedule B to this  Agreement.  The assets in each of the Investment Categories  ("INVESTMENT CATEGORY ASSETS")
               is determined as follows:

               a)   MONEY MARKET FUND CATEGORY ASSETS. The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy  Portfolios and
                    Secondary Strategy  Portfolios that invest primarily in debt securities and are subject to Rule 2a-7 under the 1940 Act.

               b)   BOND FUND  CATEGORY  ASSETS.  The  assets  which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary Strategy  Portfolios that invest primarily in debt securities  and are not  subject to Rule 2a-7 under the 1940
                    Act.

               c)   EQUITY FUND  CATEGORY  ASSETS.  The assets which are used to determine  the fee for this  Investment  Category is the sum the assets of all of the  Primary  Strategy  Portfolios  and
                    Secondary  Strategy  Portfolios  that  invest  primarily  in equity securities.

          (6)  The "PER  ANNUM  INVESTMENT  CATEGORY  FEE DOLLAR  AMOUNT"  for a
               series  is  the  dollar  amount   resulting   from  applying  the
               applicable Investment Category Fee Schedule for the series of the
               Company (as shown on Schedule A) using the applicable  Investment
               Category Assets.

          (7)  The "PER ANNUM INVESTMENT  CATEGORY FEE RATE" for a series of the
               Company is the percentage rate that results from dividing the Per
               Annum Investment Category Fee Dollar Amount for the series by the applicable Investment Category Assets for the series.

          (8)  The  "COMPLEX  ASSETS"  is the  sum of the  assets  in all of the
               Primary Strategy Portfolios.

          (9)  The "PER ANNUM COMPLEX FEE DOLLAR AMOUNT" for a class of a series of  the  Company  shall  be  the  dollar  amount  resulting  from application of the Complex Assets to the Complex Fee Schedule for
               the class as shown in Schedule C.

          (10) The "PER ANNUM  COMPLEX  FEE RATE" for a class of a series of the
               Company is the percentage rate that results from dividing the Per
               Annum  Complex Fee Dollar Amount for the class of a series by the
               Complex Assets.

                                                                          Page 3

          (11) The "PER  ANNUM  MANAGEMENT  FEE RATE" for a class of a series of the Company is the sum of the Per Annum  Investment  Category Fee
               Rate  applicable  to the series and the Per Annum Complex Fee Fee
               Rate applicable to the class of the series.

     (c)  DAILY MANAGEMENT FEE CALCULATION. For each calendar day, each class of each  series of shares of the  Company  set forth on  Schedule B shall accrue a fee  calculated by multiplying  the Per Annum  Management Fee
          Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

     (d)  MONTHLY  MANAGEMENT  FEE  PAYMENT.  On the first  business day of each month, each class of each series of shares of the Company set forth on
          Schedule B shall pay the management fee to the Investment  Manager for the previous month. The fee for the previous month shall be the sum of the Daily  Management  Fee  Calculations  for each calendar day in the previous month.

     (e)  ADDITIONAL SERIES OR CLASSES. In the event that the Board of Directors shall determine to issue any additional  series of shares for which it is proposed that the Investment  Manager serve as investment  manager, the Company and the Investment Manager shall enter into an Addendum to this  Agreement  setting  forth the name of the series or classes,  as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series of shares.

7.   CONTINUATION OF AGREEMENT. This Agreement shall continue in effect July 31,
     2007, unless sooner terminated as hereinafter provided,  and shall continue in effect from year to year thereafter only so long as such  continuance is specifically  approved at least  annually by the Board of  Directors of the
     Company (including a majority of those Directors who are not parties hereto or interested persons of any such party) cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal,  or by the vote of a majority of the outstanding  class of voting securities of each series. The annual approvals provided for herein shall be effective to continue  this  Agreement  from  year to  year if  given  within  a  period beginning  not  more  than  ninety  (90)  days  prior  to  July  31 of each applicable  year,  notwithstanding  the fact that more than  three  hundred sixty-five  (365)  days  may have  elapsed  since  the  date on which  such approval was last given.

8.   TERMINATION.  This Agreement may be terminated, with respect to any series, by the  Investment  Manager at any time  without  penalty  upon  giving the
     Company 60 days' written notice, and may be terminated, with respect to any series,  at any time  without  penalty  by the  Board of  Directors  of the
     Company or by vote of a majority of the  outstanding  voting  securities of such series on 60 days' written notice to the Investment Manager.

9.   EFFECT OF ASSIGNMENT.  This Agreement shall automatically  terminate in the event of assignment by the Investment  Manager,  the term  "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the 1940 Act.

10.  OTHER  ACTIVITIES.  Nothing herein shall be deemed to limit or restrict the right of the  Investment  Manager,  or the  right  of any of its  officers, directors or employees (who may also be a Director,  officer or employee of the  Company),  to  engage  in any other  business  or to  devote  time and attention to the management or other aspects of any other business, whether of a similar or

                                                                          Page 4

     dissimilar  nature,  or to  render  services  of  any  kind  to  any  other corporation, firm, individual or association.

11.  STANDARD OF CARE. In the absence of willful  misfeasance,  bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the  Investment  Manager,  it, as an  inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with,  rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

12.  SEPARATE AGREEMENT.  The parties hereto acknowledge that certain provisions of the 1940 Act,  in effect,  treat each  series of shares of a  registered investment  company  as a separate  investment  company.  Accordingly,  the parties  hereto  hereby  acknowledge  and agree that,  to the extent deemed appropriate  and  consistent  with the 1940 Act,  this  Agreement  shall be deemed to constitute a separate  agreement  between the Investment  Manager and each series of shares of the Company managed by the Investment Manager.

13.  USE OF THE NAME "AMERICAN  CENTURY".  The name  "American  Century" and all rights to the use of the name "American Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH"). ACPH has consented to, and granted a non-exclusive  license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive  license may be revoked by ACPH in its  discretion  if  ACPH,  the  Investment  Manager,  or a  subsidiary  or affiliate  of either of them is not employed as the  investment  adviser of each series of shares of the Company. In the event of such revocation,  the
     Company and each series of shares thereof using the name "American Century"
     shall cease using the name "American Century" unless otherwise consented to by ACPH or any successor to its interest in such name.

14.  USE OF THE NAME "MASON  STREET".  The name "Mason Street" and all rights to the use of the  name  "Mason  Street"  are the  exclusive  property  of The
     Northwestern Mutual Life Insurance Company ("NWML"). NWML has consented to, and granted a non-exclusive license for, the use by the Company of the name
     "Mason Street" in the name of the Company and any series of shares thereof.
     Such  consent  and  non-exclusive  license  may be  revoked  by NWML in its discretion if NWML, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment  adviser of each series of shares of the  Company.  In the event of such  revocation,  the Company and each series of shares  thereof  using the name "Mason  Street"  shall cease using the name "Mason Street" unless otherwise  consented to by NWML or any successor to its interest in such name.

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed by their respective duly authorized  officers as of the day and year first above written.

AMERICAN CENTURY INVESTMENT                 AMERICAN CENTURY INVESTMENT TRUST
  MANAGEMENT, INC.

------------------------------------        ------------------------------------
WILLIAM M. LYONS                            CHARLES A. ETHERINGTON
President                                   Vice President

                                                                          Page 5

AMERICAN CENTURY INVESTMENT TRUST             Schedule A: Category Fee Schedules
--------------------------------------------------------------------------------

                                   SCHEDULE A

                        INVESTMENT CATEGORY FEE SCHEDULES

MONEY MARKET FUNDS
==================== ===========================================================
                                          RATE SCHEDULES
==================== ===========================================================
CATEGORY ASSETS      SCHEDULE 1     SCHEDULE 2      SCHEDULE 3      SCHEDULE 4
-------------------- ----------     -----------     ------------    ------------
First $1 billion      0.2500%         0.2700%        0.3500%          0.2300%
Next $1 billion       0.2070%         0.2270%        0.3070%          0.1870%
Next $3 billion       0.1660%         0.1860%        0.2660%          0.1460%
Next $5 billion       0.1490%         0.1690%        0.2490%          0.1290%
Next $15 billion      0.1380%         0.1580%        0.2380%          0.1180%
Next $25 billion      0.1375%         0.1575%        0.2375%          0.1175%
Thereafter            0.1370%         0.1570%        0.2370%          0.1170%
==================== ==========     ===========     ============    ============

BOND FUNDS
========== ================================================================================
                                         RATE SCHEDULES
========== ================================================================================
CATEGORY   SCHEDULE 1  SCHEDULE 2  SCHEDULE 3  SCHEDULE 4  SCHEDULE 5 SCHEDULE 6 SCHEDULE 7
ASSETS
---------- ---------- ------------ ---------- ----------- ----------- ---------- ----------
First $1     0.2800%     0.3100%    0.3600%      0.6100%     0.4100%   0.6600%     0.3800%
billion
Next $1      0.2280%     0.2580%    0.3080%      0.5580%     0.3580%   0.6080%     0.3280%
billion
Next $3      0.1980%     0.2280%    0.2780%      0.5280%     0.3280%   0.5780%     0.2980%
billion
Next $5      0.1780%     0.2080%    0.2580%      0.5080%     0.3080%   0.5580%     0.2780%
billion
Next $15     0.1650%     0.1950%    0.2450%      0.4950%     0.2950%   0.5450%     0.2650%
billion
Next $25     0.1630%     0.1930%    0.2430%      0.4930%     0.2930%   0.5430%     0.2630%
billion
Thereafter   0.1625%     0.1925%    0.2425%      0.4925%     0.2925%   0.5425%     0.2625%
========== ========== ============ ========== =========== =========== ========== ==========

EQUITY FUNDS
============================= ==================================================
                                                 RATE SCHEDULES
============================= ==================================================
CATEGORY ASSETS                        SCHEDULE 1              SCHEDULE 2
----------------------------- -------------------------- -----------------------
First $1 billion                        0.5200%                 0.7200%
Next $5 billion                         0.4600%                 0.6600%
Next $15 billion                        0.4160%                 0.6160%
Next $25 billion                        0.3690%                 0.5690%
Next $50 billion                        0.3420%                 0.5420%
Next $150 billion                       0.3390%                 0.5390%
Thereafter                              0.3380%                 0.5380%
============================= ========================== =======================

                                                                        Page A-1

AMERICAN CENTURY INVESTMENT TRUST    Schedule B: Investment Category Assignments
--------------------------------------------------------------------------------

                                   SCHEDULE B

                         INVESTMENT CATEGORY ASSIGNMENTS

AMERICAN CENTURY INVESTMENT TRUST
=================================== ========================== =================
Series                              Category                   Applicable Fee
                                                               Schedule Number
----------------------------------- -------------------------- -----------------
Select Bond Fund                    Bond Funds                        5
----------------------------------- -------------------------- -----------------
High-Yield Bond Fund                Bond Funds                        6
=================================== ========================== =================

                                                                        Page B-1

AMERICAN CENTURY INVESTMENT TRUST              Schedule C: Complex Fee Schedules
--------------------------------------------------------------------------------

                                   SCHEDULE C

                              COMPLEX FEE SCHEDULES

==================== ===========================================================
                                           Rate Schedules
==================== ===========================================================
Complex Assets         Advisor Class    Institutional Class    All Other Classes
-------------------- ----------------- ---------------------- ------------------
First $2.5 billion        0.0600%             0.1100%               0.3100%
Next $7.5 billion         0.0500%             0.1000%               0.3000%
Next $15.0 billion        0.0485%             0.0985%               0.2985%
Next $25.0 billion        0.0470%             0.0970%               0.2970%
Next $25.0 billion        0.0370%             0.0870%               0.2870%
Next $25.0 billion        0.0300%             0.0800%               0.2800%
Next $25.0 billion        0.0200%             0.0700%               0.2700%
Next $25.0 billion        0.0150%             0.0650%               0.2650%
Next $25.0 billion        0.0100%             0.0600%               0.2600%
Next $25.0 billion        0.0050%             0.0550%               0.2550%
Thereafter                0.0000%             0.0500%               0.2500%
==================== ================= ====================== ==================

===================== ========  ======== ======== ======= ====== ======= =======
      Series          Investor  Institu- Advisor     A       B     C       R
                      Class     tional   Class    Class   Class  Class   Class
                                Class
--------------------  --------- -------- -------- ------- ------ ------- -------
Select Bond Fund       Yes        Yes      No       Yes     Yes    Yes     Yes
High-Yield Bond Fund   Yes        Yes      No       Yes     Yes    Yes     Yes
====================  ========= ======== ======== ======= ====== ======= =======

                                                                        Page C-1